                                                                    EXHIBIT 99.B
                                                                   (PAGE 1 OF 2)
                                MASCOTECH, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           PRIMARY AND FULLY DILUTED
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED   NINE MONTHS ENDED
                                                      SEPTEMBER 30,        SEPTEMBER 30,
                                                   ------------------   ------------------
                                                     1993      1992       1993      1992
                                                   --------  --------   --------  --------
PRIMARY:

Income from continuing operations                   $15,000   $10,300    $52,380   $31,850
Preferred stock dividends                             5,420     2,330     10,250     6,980
                                                    -------   -------    -------   -------
Earnings for computing primary earnings
  from continuing operations per common
  share                                               9,580     7,970     42,130    24,870
Income (loss) from operations of discontinued
  segment                                               320      (660)     2,200    (1,900)
                                                    -------   -------    -------   -------
Earnings for computing primary
  earnings per common share                         $ 9,900   $ 7,310    $44,330   $22,970
                                                    -------   -------    -------   -------
                                                    -------   -------    -------   -------

Weighted average number of common shares
  outstanding during each period                     50,200    59,520     53,190    59,470
Addition from assumed exercise of stock
  options and warrants                                5,430     1,510      3,740     1,170
                                                     ------    ------     ------    ------
Weighted average number of common shares and
  equivalents outstanding during each period
  --without dilution                                 55,630    61,030     56,930    60,640
                                                     ------    ------     ------    ------
                                                     ------    ------     ------    ------

Primary earnings per common share:
    Continuing operations                              $.17     $ .13       $.74     $ .41
    Discontinued operations                             .01      (.01)       .04      (.03)
                                                       ----     -----       ----     -----
    Net income (loss)                                  $.18     $ .12       $.78     $ .38
                                                       ----     -----       ----     -----
                                                       ----     -----       ----     -----

                                                                    EXHIBIT 99.B
                                                                   (PAGE 2 OF 2)
                                MASCOTECH, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           PRIMARY AND FULLY DILUTED
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                   THREE MONTHS ENDED   NINE MONTHS ENDED
                                                      SEPTEMBER 30,        SEPTEMBER 30,
                                                   ------------------   ------------------
                                                     1993      1992       1993      1992
                                                   --------  --------   --------  --------
FULLY DILUTED:
Income from continuing operations                   $15,000   $10,300    $52,380   $31,850
Preferred stock dividends                             5,420     2,330     10,250     6,980
Add after-tax convertible debenture
  related expenses                                    1,770     1,870      5,510     5,610
                                                    -------   -------    -------   -------
Earnings for computing fully diluted
  earnings from continuing operations
  per common share                                   11,350     9,840     47,640    30,480
Income from operations of discontinued
  segment                                               320      (660)     2,200    (1,900)
                                                    -------   -------    -------   -------
Earnings for computing fully diluted
  earnings per common share                         $11,670   $ 9,180    $49,840   $28,580
                                                    -------   -------    -------   -------
                                                    -------   -------    -------   -------
Weighted average number of common shares
  outstanding during each period                     50,200    59,520     53,190    59,470
Addition from assumed conversion of
  convertible debentures as of the issue date        10,380    10,380     10,380    10,380
Addition from assumed exercise of stock
  options and warrants                                5,540     1,510      4,360     1,390
                                                     ------    ------     ------    ------
Weighted average number of common shares and
  equivalents outstanding during each period
  --fully diluted basis                              66,120    71,410     67,930    71,240
                                                     ------    ------     ------    ------
                                                     ------    ------     ------    ------

Fully diluted earnings per common share (1):
    Continuing operations                             $ .17     $ .13      $ .70     $ .41
    Discontinued operations                             .01      (.01)       .03      (.03)
                                                      -----     -----      -----     -----
    Net income (loss)                                 $ .18     $ .12      $ .73     $ .38
                                                      -----     -----      -----     -----
                                                      -----     -----      -----     -----


(1) Amounts in 1992 agree to primary earnings per common share amounts since the results of assumed conversion of dilutive securities in 1992 is anti-dilutive.

Both primary and fully diluted earnings per common share for the first through third quarters do not total to the 1993 year to date amounts. This is the result of the purchase and retirement of 10 million shares of Company Common Stock on March 31, 1993, which resulted in greater dilution for the year to date calculation.